UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 22, 2011

The Finish Line, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-20184	35-1537210
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3308 North Mitthoeffer Road, Indianapolis, Indiana		46235
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	317-899-1022

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company announced today that Mr. Gary D. Cohen, Chief Administrative Officer and Secretary, will retire from the Company effective March 29, 2012. Mr. Cohen will step down from his role as Chief Administrative Officer and Secretary effective December 1, 2011, but will remain with the Company during a transition period ending March 29, 2012.

In connection with Mr. Cohen’s retirement, the Company and Mr. Cohen entered into a Resignation Agreement, which incorporates certain rights and benefits from Mr. Cohen’s Employment Agreement. Mr. Cohen’s Employment Agreement, Amendment Number One thereto, and Amendment Number Two thereto were previously filed as exhibits to Form 8-K with the Securities and Exchange Commission on December 31, 2008, March 2, 2010, and March 18, 2011, respectively. The Resignation Agreement also provides for the vesting of certain outstanding equity awards granted to Mr. Cohen and preserves original exercise dates for vested stock options.

Further information regarding Mr. Cohen’s retirement is set forth in the press release issued on November 29, 2011, a copy of which is attached to this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release issued November 29, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Finish Line, Inc.

November 29, 2011	By:	Edward W. Wilhelm

Name: Edward W. Wilhelm
Title: Executive Vice President, Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued November 29, 2011